Exhibit 3(b)
                        PRINCIPAL UNDERWRITING AGREEMENT

This Principal Underwriting Agreement (hereinafter "Agreement") is made and entered into as of this ___ day of ______, 1999, by and between Allstate Life Insurance Company ( "Allstate Life") a life insurance company organized under the laws of the state of Illinois on its own and on behalf of each separate account of Allstate Life set forth on Attachment A, as such Attachment may be amended from time (each such account herein referred to as the "Account"), and Allstate Distributors, L.L.C. ("Distributors"), a limited liability corporation organized under the laws of the state of Delaware.

In consideration of the mutual promises and covenants exchanged by the parties in this Agreement, Allstate Life grants to Distributors the right to be and Distributors agrees to serve as Principal Underwriter for the sale of variable insurance products and other insurance and investment products during the term of this Agreement and the parties agree as follows:

                                    ARTICLE I

                       DISTRIBUTORS DUTIES AND OBLIGATIONS

1.01 Distributors, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), will serve as principal underwriter and distributor for the variable insurance contracts (contracts listed in Attachment A , herein, the "Contracts") which will be issued by Allstate Life.

1.02 Distributors shall be duly registered or licensed or otherwise qualified under the insurance and securities laws of the states in which the Contracts are authorized for sale.

1.03 Distributors proposes to act as principal underwriter on an agency best efforts basis in the marketing and distribution of the Contracts. Distributors will use its best efforts to provide information and marketing assistance to licensed insurance agents and broker-dealers ("Selling Broker-Dealers") on a continuing basis.

1.04 Distributors shall be responsible for compliance with the requirements of state broker-dealer regulations and the 1934 Act as each applies to Distributors in connection with its duties as distributor of the Contracts. Moreover, Distributors shall conduct its affairs in accordance with the Rules of Fair Practice of the NASD.

1.05 As a principal underwriter, Distributors shall permit the offer and sale of Contracts to the public only by and through persons who are appropriately licensed under the securities laws and who are appointed in writing by Allstate Life to be authorized insurance agents (unless such persons are exempt from such licensing and appointment requirements);

1.06 To the extent that any statements made in the Registration Statement, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information furnished to Allstate Life by Distributors expressly for use therein, such statements will, when they become effective or are filed with the SEC, as the case may be, conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

1.07 Subject to agreement with Allstate Life, Distributors may enter into selling agreements with broker-dealers which are registered under the 1934 Act and/or authorized by applicable law or exemptions to sell the Contracts. Any such contractual arrangement is expressly made subject to this Agreement, and Distributors will at all times be responsible to Allstate Life for supervision of compliance with federal securities laws regarding distribution of the Contracts.

                                   ARTICLE II

                     ALLSTATE LIFE'S DUTIES AND OBLIGATIONS

2.01 Allstate Life is validly existing as a stock life insurance company in good standing under the laws of the State of Illinois, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business.

2.02  Allstate Life represents that:
     a) Registration Statements for each of the Contracts identified in Attachment A shall have been filed with the Securities and Exchange Commission ("SEC") in the form previously delivered to Distributors and that copies of any and all amendments thereto will be forwarded to Distributors at the time that they are filed with the SEC;

     b) Each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of Allstate Life, on the date shown for such Account on Attachment A, for the purpose of issuing the Contracts; and

     c) Allstate Life has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act").

2.03 The Registration Statement and any further amendments or supplements thereto will, when they became effective, conform in all material respects to the requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations of the Commission under such Acts and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to Allstate Life by Distributors expressly for use therein.

2.04 Allstate Life shall be responsible for the licensing and appointing of registered representatives of Selling Broker-Dealers as required by state insurance laws.

                                   ARTICLE III

                                     RECORDS

3.01 Distributors shall keep, in a manner and form approved by Allstate Life and in accordance with Rules 17a-3 and 17a-4 under the 1934 Act, accurate records and books of account as required to be maintained by a registered broker-dealer, acting as principal underwriter, of all transactions entered into on behalf of Allstate Life with respect its activities under this Agreement. Distributors shall make such records of account available for inspection by the SEC and Allstate Life shall have the right to inspect, make copies of or take possession of such records and books of account at any time upon demand.

3.02 Subject to applicable SEC or NASD restrictions, Allstate Life will send confirmations of Contract transactions to Contract owners. Allstate Life will make such confirmations and records of transactions available to Distributors upon request. Allstate Life will also maintain Contract Owner records on behalf of Distributors to the extent permitted by applicable securities law.

3.03 Distributors and Allstate Life shall keep confidential the records, books of account and other information concerning the Contract owners, annuitants, insureds, beneficiaries or any persons who have rights arising out of the Contracts. Distributors or Allstate Life may disclose the Records and such information only if the other has authorized disclosure and if the disclosure is required by applicable law. In the event Distributors or Allstate Life is served with a subpoena, court order or demand from a regulatory organization which mandates disclosure of the Records or such information, such party must notify the other and allow such other party sufficient time to authorize disclosure or to intervene in the judicial proceeding or matter so as to protect its interest.

3.04 Unless otherwise agreed to, no party to this Agreement shall voluntarily disclose to any third party other than Putnam Investments, Inc. and its affiliates, any books, reference manuals, instructions, information or data which concern the other party's business and which are exchanged during the negotiation and performance of this Agreement. When this Agreement terminates or expires, the parties shall return all such books, reference manuals, instructions, information or data in their possession.

3.05 For the purpose of determining the other party's compliance with this Agreement, each party to this Agreement shall have reasonable access during normal business hours to any records and books of account which concern the Contracts and which are maintained by the other party.

3.06 Both Allstate Life and Distributors agree to keep all information required by applicable laws, to maintain the books, accounts and records as to clearly and accurately disclose the precise nature and details of the transaction and to assist one another in the timely perpetration of any reports required by law.

3.07 Distributors and Allstate Life shall furnish to the other any reports and information which the other may request for the purpose of meeting reporting and recordkeeping requirements under the laws of Illinois or any other state or jurisdiction.

                                   ARTICLE IV

                                 SALES MATERIALS

4.01 Distributors will utilize the currently effective prospectus relating to the Contracts in connections with its underwriting, marketing and distribution efforts. As to other types of sales material, Distributors hereby agrees and will require Selling Broker-Dealers to agree to use only sales materials which have been authorized for use by Allstate Life, which conform to the requirements of federal and state laws and regulations, and which have been filed where necessary with the appropriate regulatory authorities including the NASD.

4.02 Distributors will not distribute any prospectus, sales literature or any other printed matter or material in the underwriting and distribution or any Contract if, to the knowledge of Distributors, any of the foregoing misstates the duties, obligation or liabilities of Allstate Life or Distributors.

                                    ARTICLE V

                                  COMPENSATION

5.01 Allstate Life shall pay to Distributors commissions described in Attachment B , attached hereto and made a part hereof. Distributors shall not be obligated to pay another broker/dealer for sales of Contracts pursuant to its selling agreement with such broker/dealer until Distributors has received its commissions for the sale of such Contracts from Allstate Life.

5.02 In compensating Distributors, Allstate Life reserves the right to withhold commissions from Distributors if it determines Distributors is not paying commissions to its Selling Broker-Dealers in accordance with applicable laws.

5.03 Distributors shall direct how commissions are paid, provided such direction is in accordance with applicable law.

5.04 Allstate Life agrees to pay Distributors for direct expenses incurred on behalf of Allstate Life. Such direct expenses shall include, but not be limited to, the costs of goods and services purchased from outside vendors, travel expenses and state and federal regulatory fees incurred on behalf of Allstate Life.

5.05 Distributors shall present a statement after the end of the quarter showing the apportionment of services rendered and the direct expenses incurred. Settlements are due and payable within thirty days.

                                   ARTICLE VI

                               UNDERWRITING TERMS

6.01 Distributors makes no representations or warranties regarding the number of contracts to be sold by Selling Broker-Dealer and the registered representatives of Selling Broker-Dealer or the amount to be paid thereunder. Distributors does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while there is an effective Registration Statement with the SEC.

6.02 Distributors will use its best efforts to ensure that the Contracts shall be offered for sale by registered broker-dealers and registered representatives (who are duly licensed as insurance agents) on the terms described in the currently effective prospectus describing such Contracts.

6.03 Allstate Life will use its best efforts to assure that the Contracts are continuously registered under the 1933 Act (and under any applicable state "blue sky" laws) and to file for approval under state insurance laws when necessary.

                                   ARTICLE VII

                          LEGAL AND REGULATORY ACTIONS

7.01  Allstate Life agrees to advise Distributors immediately of:

a) any request by the SEC for amendment of the Registration Statement or for additional information relating to the Contracts;

b) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to the Contracts or the initiation of any proceedings for that purpose; and

c) the happening of any known material event which makes untrue any statement made in the Registration Statement relating to the Contracts or which requires the making of a change therein in order to make any statement made therein not misleading.

7.02 Each of the undersigned parties agrees to notify the other in writing upon being apprised of the institution of any proceeding, investigation or hearing involving the offer or sale of the subject Contracts.

7.03 During any legal action or inquiry, Allstate Life will furnish to Distributors such information with respect to the Contracts in such form and signed by such of its officers as Distributors may reasonably request and will warrant that the statements therein contained when so signed are true and correct.

7.04 If changes in insurance laws or regulations could reasonably be expected to affect the sales and administration of Contracts under this Agreement, Allstate Life shall notify Distributors within a reasonable time after Allstate Life receives notice of those changes. Such notice shall be in writing except, if circumstances so require, the notice may be communicated by telephone or facsimile and confirmed in writing.

                                  ARTICLE VIII

                                   TERMINATION

8.01 This Agreement shall terminate at either Party's option, without penalty:

         (a) without case, on not less than 180 days' prior written notice to the other Party; (b) upon the mutual written consent of the Parties;
         (c) upon written notice of one Party to the other in the event of bankruptcy or insolvency of the

                  Party to which notice is given;
         (d) upon the suspension or revocation of any material license or permit held by a Party by the appropriate governmental agency or authority; however, such termination shall extend only to the jurisdiction(s) where the Party is prohibited from doing business; or

         (e) upon the finding by any regulatory body in a formal proceeding of material wrongdoing by a Party regarding its duties under this Agreement.

8.02 If either Party breaches this Agreement or is in default in the performance of any of its duties and obligations hereunder (the "defaulting Party"), the non-defaulting Party may give written notice thereof to the defaulting Party, and if such breach or default is not remedied within 60 days after such written notice is given, then the non-defaulting Party may terminate this Agreement by giving 30 days' prior written notice of such termination to the defaulting Party.

8.03 The Parties agree to cooperate and give reasonable assistance to one another in effecting an orderly transition following termination.

                                   ARTICLE IX

                                 INDEMNIFICATION

9.01     Scope of Indemnification

         (a) Each Party (the "Indemnifying Party") agrees to indemnify and hold harmless the other (the "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person's acquiring any Contract, which may be based upon any law:

                  (i) on the ground that the Indemnifying Party, its directors, officers, employees, agents, or subcontractors failed to comply with any applicable laws and regulations in connection with its rendering of duties or services under this Agreement; or

                  (ii) on the ground of negligence or misconduct by the Indemnifying Party or its directors, officers, employees, agents, or subcontractors, in the performance of its duties hereunder, or breach by the Indemnifying Party of any representation or warranty hereunder.

         The foregoing indemnities shall, upon the same terms and conditions, extend to and inure to the benefit of each director, officer and employee of the Indemnified Party and any person controlling or controlled by the Indemnified Party within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the 1934 Act.

         (b) In no case shall the indemnity in favor of the Indemnified Party, including such controlling or controlled persons, be deemed to protect the Indemnified Party against any liability to the Indemnifying Party to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. In addition, in no case shall the Indemnifying Party be liable under its indemnity agreement contained in Section 4.1(a) hereof with respect to any claim made against an Indemnified Party, unless the Indemnified Party shall have notified the Indemnifying Party in writing by fax or overnight mail giving information of the nature of the claim within two (2) business days after the summons or other first legal process shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in Section 4.1(a) hereof. The Indemnifying Party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce such liability. If the Indemnifying Party elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnified Party. In the event the Indemnifying Party elects to assume the defense of any such suit and retains such counsel, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, but, in case the Indemnifying Party does not elect to assume the defense of any such suit, it shall reimburse the Indemnified Party for the reasonable fees and expense of any counsel retained by the Indemnified Party. The Indemnifying Party shall promptly notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, directors, employees or subcontractors in connection with the issuance or sale of the Contracts.

9.02     Limitation on Liability

         In no event shall either Party be liable for lost profits or for exemplary, special, punitive or consequential damages alleged to have been sustained by the other Party, as opposed to a third party.

9.03     Injunctive Relief

         The Parties each agree that monetary damages may be an inadequate remedy in the event of a breach by either Party of any of the covenants in this Agreement, and that any such breach by a Party may cause the other Party great and irreparable injury and damage. Accordingly, nothing in this Agreement shall limit a Party's right to obtain equitable relief when appropriate.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.01  This Agreement shall be subject to the laws of the state of Illinois.

10.02 This Agreement, along with any schedules attached hereto and incorporated herein by reference, may be amended from time to time by mutual agreement and consent of the under signed parties.

10.03 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed, to be effective as of _____________, 1999

Allstate Life Insurance Company
(and the Account(s) set forth on Attachment A)

By:      ___________________________                 ______________________
         Title                                                Date




Allstate Distributors, L. L. C.

By:      ___________________________                 _______________________
                                                         Title Date

                                  ATTACHMENT A

Separate Account     Effective Date  Contract               Form #
                     --------------  --------               ------

                                  ATTACHMENT B

Distributors shall be entitled to remuneration for its services as shown below for all variable annuity purchase payments received on policies issued by Allstate Life. Such remuneration shall be reduced by the amount of commissions payable to broker/dealers receiving compensation pursuant to selling agreements with Allstate Life and Distributors.

------------------------ ----------------------- ---------------------
                         Schedule A

------------------------ ----------------------- ---------------------
Issue Age:                        0-80                  7.30%
------------------------ ----------------------- ---------------------
------------------------ ----------------------- ---------------------
                                 81-85                  5.80%
------------------------ ----------------------- ---------------------
------------------------ ----------------------- ---------------------
                                 86-90                  4.30%
------------------------ ----------------------- ---------------------

------------------------ ----------------------- ---------------------
                         Schedule B              Up-Front              Trail

------------------------ ----------------------- --------------------- --------------------
Issue Age:                        0-80                  6.30%                25 bps
------------------------ ----------------------- --------------------- --------------------
------------------------ ----------------------- --------------------- --------------------
                                 81-85                  5.05%                25 bps
------------------------ ----------------------- --------------------- --------------------
------------------------ ----------------------- --------------------- --------------------
                                 86-90                  3.80%                25 bps
------------------------ ----------------------- --------------------- --------------------

----------------------------------------- -------------------------------------------------------------------
Charge Back Schedule

----------------------------------------- -------------------------------------------------------------------
Full or partial Withdrawal                100% Charge Back due to "Right to Cancel" provision.
----------------------------------------- -------------------------------------------------------------------
----------------------------------------- -------------------------------------------------------------------
Early Annuitization                       Year 1 Only, Charge Back to Annuitization Level Commission (TBD)
----------------------------------------- -------------------------------------------------------------------

An additional 1% override is available up-front to Distributors on sales for the first $1 billion or through 5/1/2000, if earlier.